EXHIBIT 10.1

AMENDMENT NO. 1
TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 to the Stock Purchase Agreement, dated as of May 10, 2010, by and between JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors set forth on the signature pages thereto (the “Agreement”), is dated as of September 20, 2010 (this “Amendment”).

The parties desire to amend certain terms of the Agreement to reflect a change to the amount and purchase price per share of the securities subject to the Agreement.

The parties therefore amend the Agreement as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment are as defined in the Agreement.

2. Amendments to the Introduction. The introduction to the Agreement is hereby amended by changing “1,960,144 shares of common stock” to “2,684,144 shares of common stock”, by changing “purchase price of $10.00 per share” to “purchase price of $9.00 per share”, by changing “$10 million” to “$10,842,705” and by changing “purchase price per share of $10.00” to “purchase price per share of $9.00”.

3. Amendment to Section 1.03. Section 1.03 of the Agreement is hereby amended by changing “$10.00 per Purchased Share” to “$9.00 per Purchased Share”.

4. Amendments to Section 4.09. Section 4.09 of the Agreement is hereby amended by changing “$30 million” to “$35 million” and by changing “purchase price per share of $10.00” to “purchase price per share of $9.00”.

5. Amendment to Section 6.09. Section 6.09 of the Agreement is hereby amended and restated to read as follows:

           “6.09                      Information, Access and Confidentiality.

“(a)           From the date hereof until the date following the Closing Date on which the Investor Percentage Interest of an Investor (other than CapGen) is less than 5%, the Company and the Subsidiaries will permit such Investor, whether or not such Investor qualifies, or is intended to qualify, as a “venture capital operating company” (a “VCOC”) as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at 29 C.F.R. Section 2510.3 101, as the same may be amended from time to time (each such Person a “VCOC Rights Inspector”), to have customary and appropriate VCOC rights, including consultations rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors, and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company or the Bank. Any consultation or inspection permitted pursuant to this Section 6.09 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Subsidiaries, and nothing herein shall require the Company or the Subsidiaries to disclose any information to the extent (1) prohibited by Applicable Laws or (2) that the Company or the Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent the Investor provides assurances reasonably acceptable to the Company or such Subsidiary, as applicable, that such information shall not be used by the Investor or its affiliates to compete with the Company or such Subsidiary, as applicable). Such Investor also shall hold and use any information that it receives pursuant to this Section solely for purposes of managing its investment in the Company.

“(b)           From the date of this Agreement until the date when CapGen’s Investor Percentage Interest is less than 5%, the Company shall, and will cause each of the Subsidiaries to, give CapGen and its representatives (including, without limitation, officers and employees of CapGen, and counsel, accountants, investment bankers, potential lenders and other professionals retained by CapGen) full access during normal business hours to all of their properties, books and records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding those books and records that under Applicable Laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as CapGen may reasonably request.”

“(c)           Each Investor shall, and shall cause its representatives to, hold all material nonpublic information received as a result of its access to the properties, books and records of the Company or the Subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Investor or its representatives from a third party that, insofar as the Investor is aware, is not under an obligation to the Company or to a Subsidiary to keep the information confidential, (iii) was known to the Investor or its representatives before it was made available to the Investor or its representative by the Company or a Subsidiary, or (iv) otherwise is independently developed by the Investor or its representatives. Each Investor shall, at the Company’s request made at any time after the termination of this Agreement without the Closing having occurred, deliver to the Company all documents and other material nonpublic information obtained by the Investor or its representatives from the Company or its Subsidiaries, or certify that such material has been destroyed by the Investor. The Investor acknowledges that it is aware of, and will comply with, applicable restrictions on the use of material nonpublic information with respect to the Company and its Subsidiaries imposed by the United States federal securities laws. Any examination or investigation made by the Investor, its representatives or any other persons as contemplated by this Section 6.09 shall not affect any of the representations and warranties hereunder.”

6. Amendments to Section 7.06(a).  The first sentence of Section 7.06(a) of the Agreement is hereby amended by (a) adding the phrase “, to the extent allowed under Applicable Law,” immediately after the phrase “In addition to the indemnity provided in the Registration Rights Agreement,” and (b) adding the word “material” before the phrase “breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement”. The last sentence of Section 7.06(a) of the Agreement is hereby amended by adding the word “material” before the phrase “breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement”.

7. Amendments to Subscription Amounts. The subscription amounts and numbers of Purchased Shares for which each Investor is obligated to purchase, as set forth by each Investor’s signature to the Agreement, are each hereby amended to be those subscription amounts and numbers of Purchased Shares set forth by each Investor’s signature to this Amendment.

8. CapGen Expenses. Pursuant to Section 9.09 of the Agreement, the Company shall reimburse CapGen for all its expenses (including legal fees and charges) it has incurred in connection with this Amendment.

9. Amendment to Merger Agreement. This Amendment is subject to, and shall become effective upon, (i) the execution and delivery of counterparts to this Amendment being executed and delivered by each party hereto and (ii) the approval of the Boards of Directors and the execution and delivery by the respective officers of each of the Company and ABI of the First Amendment dated as of the date hereof to the Merger Agreement, in the form attached hereto as Exhibit 1.

10. Miscellaneous. This Amendment is governed by the laws of the State of New York without giving effect to its conflicts of law principles and may be executed in multiple counterparts, each of which constitutes an original, all of which, collectively, constitutes one and the same Amendment. This Amendment shall become effective only upon its execution and delivery by each of the parties hereto. CapGen’s execution hereof shall serve as CapGen’s prior written consent to the matters set forth herein for purposes of Section 6.11 of the Agreement. Except as expressly modified herein, all terms of the Agreement are hereby ratified and affirmed by each of the parties hereto and such Agreement remains in full force and effect unmodified hereby.

[signature page follows]

The parties are signing this Amendment No. 1 to Stock Purchase Agreement as of September 20, 2010.

JACKSONVILLE BANCORP, INC.

By:	/s/ Gilbert J. Pomar, III
Name: Gilbert J. Pomar, III
Title: President

Aggregate Subscription Amount

Aggregate
Number of Purchased Shares:                                                                INVESTOR:

[ Signature Page to Amendment No. 1 to Stock Purchase Agreement ]